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                                                                    EXHIBIT 16.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

We have read Item 4 of Form 8-K dated April 24, 2001, of Protein Polymer Technologies, Inc. and are in agreement with the statements contained in paragraphs (i)-(v) of section (a)-Previous Independent Accountants on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                        /s/ Ernst & Young LLP

April 27, 2001
San Diego, California